UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  October 18, 2007


                            MONARCH SERVICES, INC.
                            ----------------------
           (Exact name of registrant as specified in its charter)


      Maryland                          000-08512               52-1073628
      --------                          ---------               ----------
(State or other jurisdiction      (Commission file number)    (IRS Employer
of incorporation or organization)                          Identification No.)


                   4517 Harford Road, Baltimore, Maryland 21214
                   --------------------------------------------
                (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (410) 254-9200
                                                          --------------


                                      N/A
                                      ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 8.01    Other Events.

On October 18, 2007, the promissory note (the "Note") from Girls Life Acquisition Corp. (the "Buyer") to TNK, Inc., f/k/a Girl's Life, Inc. ("Seller"), a wholly-owned subsidiary of Monarch Services, Inc. (the "Registrant"), became due and payable. On October 18, 2007, there was $600,000 of principal outstanding on the Note and interest in the amount of $37,150 owed by the Buyer. As of October 18, 2007, the Seller has not received any payments owed by the Buyer.

The Note was originally executed on August 18, 2006 in the principal amount of $900,000 as payment for the purchase by Buyer of the assets owned by Seller used in connection with the business of publishing, promoting and distributing Girls' Life magazine (the "Magazine"). The Note provided for the accrual of interest at a rate of six percent (6%) per annum and had a maturity date of November 16, 2006. The Note is secured by a pledge of 100% of the capital stock of the Buyer pursuant to a Pledge Agreement between the Karen Bokram (the owner of the Buyer who has run the Seller's business since the Magazine's inception) and the Seller (the "Pledge Agreement").

On November 16, 2006, the Seller, the Buyer and the Registrant entered into a Modification Agreement which extended the maturity date of the Note until November 28, 2006. On November 28, 2006, the Seller, the Buyer and the Registrant entered into a Modification Agreement, which, among other things, amended the Asset Purchase Agreement dated August 18, 2006 by an among the Buyer, the Seller and Registrant (the "Second Modification Agreement"). The Second Modification Agreement extended the maturity date for payment of the Note until August 16, 2007, provided that the Buyer paid to Seller $300,000 of the principal amount of the Note and accrued unpaid interest on the Note
owed as of the date of the Second Modification Agreement.   The Second
Modification Agreement also provided that upon an Event of Default under the Note, the rate of interest accruing on the outstanding principal amount would be increased by two percent (2%). Pursuant to the Second Modification Agreement, the Buyer also executed a Security Agreement granting to the Seller a security interest in the Seller's assets and Karen Bokram executed a Guaranty Agreement personally guaranteeing payment of the Note.

In connection with the Second Modification Agreement, the Seller also entered into a Subordination Agreement with Manufacturers and Traders Trust Company (the "Bank"), which has made a business loan to the Buyer, pursuant to which the Seller agreed to subordinate its rights under the Note, Pledge Agreement, Security Agreement and Guaranty Agreement until August 16, 2007. Additionally, in the event the Buyer is in default under the bank loan and under the Note, the Seller agreed to refrain from pursuing its default remedies for a period of 180 days after receiving notice from the bank of such default.

On July 17, 2007, the Seller, the Buyer and the Registrant entered into a Third Modification Agreement ("Third Modification Agreement") amended the
Note to extend the maturity date of the Note until October 18, 2007, provided that the Buyer (i) paid to the Registrant the sum of $25,000, which represented a refund received by Buyer from the U.S. Postal Service, and (ii) paid the legal fees of the Registrant and the Seller in connection with the negotiation of the Third Modification Agreement. The Third Modification Agreement also amended the Asset Purchase Agreement to delete all references to August 16, 2007 and insert October 18, 2007 in lieu thereof. A copy of the third Modification Agreement is filed as Exhibit 2.1 to this 8-K.

On October 18, 2007, the Buyer failed to make the required payment.

On October 23, 2007, the Seller received notice from the Bank that the bank has invoked the 180 day standstill provision described above.

The Seller is considering its options in connection with the Buyer's default under the Note.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

         21.      Third Modification Agreement

                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                MONARCH SERVICES, INC.


Date: October 24, 2007	                        by: /s/ Jackson Y. Dott
                                                -----------------------
                                                Jackson Y. Dott
                                                President and CEO